Exhibit 10.1

AMENDMENT NO. 1
TO THE
ADVISORY AGREEMENT

This amendment no. 1 to the amended and restated Advisory Agreement dated as of January 21, 2011 (the “Advisory Agreement”) between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of May 6, 2011 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.

WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend and restate Section 9.01(i) of the Advisory Agreement and to limit the Company's obligation to pay Organization and Offering Expenses as set forth below.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree that Section 9.01(i) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

Organization and Offering Expenses; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount spent by the Company on Organization and Offering Expenses to exceed 15% of the Gross Proceeds raised as of the date of the reimbursement and provided further that within 60 days after the end of the month in which an Offering terminates, (a) the Advisor shall reimburse the Company to the extent the Company incurred Organization and Offering Expenses excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by the Financial Industry Regulatory Authority) exceeding 2% of the Gross Proceeds raised in the completed Offering and (b) the Advisor shall reimburse the Company to the extent the Company incurred Organization and Offering Expenses in the aggregate exceeding 15% of the Gross Proceeds raised in the completed Offering; the Company shall not reimburse the Advisor for any Organization and Offering Expenses that are not fair and commercially reasonable to the Company, and the Advisor shall reimburse the Company for any Organization and Offering Expenses that are not fair and commercially reasonable to the Company;

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

   By: /s/ Charles J. Schreiber, Jr.
         Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

   By: PBren Investments, L.P., a Manager

By: PBren Investments, LLC, as general partner

By: /s/Peter M. Bren
Peter M. Bren, Manager

By: Schreiber Real Estate Investments, L.P., a Manager

By: Schreiber Investments, LLC, as general partner

By: /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager